                       Securities and Exchange Commission
                             Washington, D.C. 20549



                                    FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  23 June 2000
                                  ------------

                               INTER PARFUMS, INC.
             (Exact name of Registrant as specified in its charter)

                         Commission File Number 0-16469
                                                -------


           Delaware                                              13-3275609
----------------------------                                     ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                             Identification No.)



                   551 Fifth Avenue, New York, New York 10176
                   ------------------------------------------
                    (Address of Principal Executive Offices)



                                  212.983.2640
                                  ------------
              (Registrant's Telephone number, including area code)

Item 5. Other Events.

      Inter Parfums, Inc. (the "Company") has entered into an agreement, whereby the Company was granted the exclusive, world-wide license for the development, manufacturing and distribution of fragrance lines under the FUBU brand name (the "License Agreement"). The term of the License Agreement is for five (5) annual periods (with the first annual period consisting of thirty (30) months and ending on 31 December 2002), together with three (3) optional two (2) year renewal terms. The Company's rights under the License Agreement are subject to certain minimum sales requirements, advertising expenditures and royalty payments. The Company is to launch its first FUBU fragrance within 18 months of the signing of the License Agreement.


Item 7. Financial Statements and Exhibits

(c) Exhibits

      The following exhibits are filed herewith:

No.         Description

10.77       Sublicense Agreement - to be filed by amendment.



                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 27 June, 2000

                               Inter Parfums, Inc.

                               By: Russell Greenberg
                                   -----------------
                               Russell Greenberg, Executive Vice President